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                      [McGladrey & Pullen, LLP Letterhead]


                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on September 16, 1994 (Reg. No. 33-84082) and the Registration Statement on Form S-8 filed with the Commission on April 17, 1992 (Reg. No. 33-47296) of our report, dated February 25, 1997, except for Notes 1 and 18 as to which the date is March 24, 1997, which appears on pages 49 and 50 of the annual report on Form 10-K of First Central Financial Corporation for the year ended December 31, 1996.


/s/ McGladrey & Pullen, LLP

New Haven, Connecticut
April 14, 1997


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